Exhibit 99.1
Reclassified unaudited segment information for the years ended December 31, 2024 and 2023 and for each of the quarters ended March 31, June 30, September 30 and December 31, within those years.
UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	Digital Workplace Solutions	Cloud, Applications & Infrastructure Solutions	Enterprise Computing Solutions	Other
Three Months Ended March 31, 2024
Revenue	$487.8	$132.3	$188.4	$139.3	$27.8
Cost of revenue	351.8	113.3	151.8	63.2	23.5
Gross profit	$136.0	$19.0	$36.6	$76.1	$4.3
Gross profit percent	27.9%	14.4%	19.4%	54.6%
Three Months Ended March 31, 2023
Revenue	$516.4	$131.0	$178.3	$184.8	$22.3
Cost of revenue	357.4	115.4	148.1	68.2	25.7
Gross profit	$159.0	$15.6	$30.2	$116.6	$(3.4)
Gross profit percent	30.8%	11.9%	16.9%	63.1%

Three Months Ended June 30, 2024
Revenue	$478.2	$132.1	$193.9	$130.7	$21.5
Cost of revenue	348.3	110.7	153.8	61.1	22.7
Gross profit	$129.9	$21.4	$40.1	$69.6	$(1.2)
Gross profit percent	27.2%	16.2%	20.7%	53.3%
Three Months Ended June 30, 2023
Revenue	$476.8	$135.0	$188.4	$127.9	$25.5
Cost of revenue	361.0	116.6	152.6	62.5	29.3
Gross profit	$115.8	$18.4	$35.8	$65.4	$(3.8)
Gross profit percent	24.3%	13.6%	19.0%	51.1%

Three Months Ended September 30, 2024
Revenue	$497.0	$130.9	$189.4	$154.0	$22.7
Cost of revenue	352.0	109.6	152.5	64.3	25.6
Gross profit	$145.0	$21.3	$36.9	$89.7	$(2.9)
Gross profit percent	29.2%	16.3%	19.5%	58.2%
Three Months Ended September 30, 2023
Revenue	$464.6	$140.9	$191.6	$115.7	$16.4
Cost of revenue	369.3	120.0	155.4	62.6	31.3
Gross profit	$95.3	$20.9	$36.2	$53.1	$(14.9)
Gross profit percent	20.5%	14.8%	18.9%	45.9%

	Total	Digital Workplace Solutions	Cloud, Applications & Infrastructure Solutions	Enterprise Computing Solutions	Other
Three Months Ended December 31, 2024
Revenue	$545.4	$128.2	$192.7	$203.5	$21.0
Cost of revenue	370.4	107.8	156.8	74.8	31.0
Gross profit	$175.0	$20.4	$35.9	$128.7	$(10.0)
Gross profit percent	32.1%	15.9%	18.6%	63.2%
Three Months Ended December 31, 2023
Revenue	$557.6	$139.2	$203.2	$191.8	$23.4
Cost of revenue	376.4	117.9	157.7	67.7	33.1
Gross profit	$181.2	$21.3	$45.5	$124.1	$(9.7)
Gross profit percent	32.5%	15.3%	22.4%	64.7%

Year Ended December 31, 2024
Revenue	$2,008.4	$523.5	$764.4	$627.5	$93.0
Cost of revenue	1,422.5	441.4	614.9	263.4	102.8
Gross profit	$585.9	$82.1	$149.5	$364.1	$(9.8)
Gross profit percent	29.2%	15.7%	19.6%	58.0%
Year Ended December 31, 2023
Revenue	$2,015.4	$546.1	$761.5	$620.2	$87.6
Cost of revenue	1,464.1	469.9	613.8	261.0	119.4
Gross profit	$551.3	$76.2	$147.7	$359.2	$(31.8)
Gross profit percent	27.4%	14.0%	19.4%	57.9%

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